COLFAX REPORTS SECOND QUARTER 2016 RESULTS

•	Second quarter net income per dilutive share of $0.32, adjusted net income per share of $0.41.

•	Tightening EPS guidance range by raising bottom of range five cents.

•	Additional cost reductions actions in response to continuing end market weakness.

ANNAPOLIS JUNCTION, MD - July 28, 2016 - Colfax Corporation (NYSE: CFX), a leading global manufacturer of gas- and fluid-handling and fabrication technology products and services, today announced its financial results for the second quarter ended July 1, 2016.
For the second quarter of 2016, net income was $39.8 million, or $0.32 per dilutive share, compared to $53.1 million, or $0.42 per share, for the second quarter of 2015. Adjusted net income (as defined below) was $50.3 million, or $0.41 per share, compared to $63.0 million for the second quarter of 2015, or $0.50 per share.
Net sales were $957.2 million in the second quarter, a decrease of 6.7% from the prior year. Net sales decreased 5.6% organically compared to the second quarter of 2015. Second quarter operating income was $73.1 million, with adjusted operating income (as defined below) of $87.6 million. Operating income margin for the second quarter was 7.6% and adjusted operating income margin (as defined below) was 9.1% in the second quarter.
Second quarter gas- and fluid-handling orders decreased by 11.3% to $445.7 million compared to orders of $502.3 million for the second quarter of 2015, an organic order decline of 15.5%. Gas- and fluid-handling finished the period with backlog of $1,068.9 million.

For the six months ended July 1, 2016 net income was $62.4 million, or $0.51 per dilutive share. Adjusted net income (as defined below) was $87.2 million, or $0.71 per share. Net sales for the six months ended July 1, 2016 were $1.8 billion, a decrease of 5.3% compared to net sales for the six months ended June 26, 2015. Operating income for the six months ended July 1, 2016 was $121.5 million, with adjusted operating income (as defined below) of $153.7 million. Operating income margin for the six months ended July 1, 2016 was 6.6% and adjusted operating income margin (as defined below) for the six months ended July 1, 2016 was 8.4%.
Adjusted net income, adjusted net income per share, adjusted operating income, adjusted operating income margin, organic sales decrease and organic order decrease are not financial measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). See below for a description of the measures’ usefulness and a reconciliation of these measures to their most directly comparable GAAP financial measures.
Matthew Trerotola, President and Chief Executive Officer, stated, “We delivered another solid performance in the second quarter despite ongoing market headwinds. We have several bright spots gaining momentum in the business, especially in our Fabrication Technology segment where our cost and productivity efforts are improving financial performance. However, we continue to see oil and gas project delays and weakness in our Gas and Fluid Handling markets. In response, we have initiated additional, structural cost reduction actions to improve profitability even if the market does not return to growth in near term.”

Non-GAAP Financial Measures and Other Adjustments
Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted operating income, adjusted operating income margin, organic sales decrease and organic order decrease. Adjusted net income, adjusted net income per share, adjusted operating income and adjusted operating income margin exclude Restructuring and other related charges. Adjusted net income and adjusted net income per share for the three and six months ended June 26, 2015 exclude the write-off of certain deferred financing fees and original issue discount associated with the refinancing of Colfax’s credit agreement. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 30.9% and 30.1% for the three and six months ended July 1, 2016, respectively. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 28.3% and 28.8% for the three and six months ended June 26, 2015, respectively. Organic sales decrease and organic order decrease exclude the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of restructuring and other related charges and write-off of certain deferred financing fees and original issue discount.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.
Conference Call and Webcast
Colfax will host a conference call to provide details about its results on Thursday, July 28, 2016 at 8:00 a.m. EDT. The call will be open to the public through 877-303-7908 (U.S. callers) or 678-373-0875 (international callers) and referencing the conference ID number 51227291, or through webcast via Colfax’s website at www.colfaxcorp.com under the “Investors” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.
About Colfax Corporation
Colfax Corporation is a diversified global manufacturing and engineering company that provides gas- and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world under the Howden, Colfax Fluid Handling and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax is available at www.colfaxcorp.com.
CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:
This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission including its 2015 Annual Report on Form 10-K under the caption “Risk Factors.” In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.
The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax’s global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Contact:

Terry Ross, Vice President of Investor Relations
Colfax Corporation
301-323-9054
Terry.Ross@colfaxcorp.com

Colfax Corporation
Condensed Consolidated Statements of Income
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2016	June 26, 2015	July 1, 2016	June 26, 2015

Net sales	$957,249	$1,025,375	$1,834,092	$1,936,445
Cost of sales	656,144	697,338	1,252,466	1,313,970
Gross profit	301,105	328,037	581,626	622,475
Selling, general and administrative expense	213,553	222,629	427,940	435,861
Restructuring and other related charges	14,490	8,834	32,158	12,587
Operating income	73,062	96,574	121,528	174,027
Interest expense	8,711	14,249	17,831	26,293
Income before income taxes	64,351	82,325	103,697	147,734
Provision for income taxes	20,388	23,496	33,524	32,630
Net income	43,963	58,829	70,173	115,104
Less: income attributable to noncontrolling interest, net of taxes	4,209	5,702	7,804	9,921
Net income attributable to Colfax Corporation	$39,754	$53,127	$62,369	$105,183
Net income per share - basic	$0.32	$0.43	$0.51	$0.85
Net income per share - diluted	$0.32	$0.42	$0.51	$0.84

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2016	June 26, 2015	July 1, 2016	June 26, 2015
Adjusted Operating Income
Operating income	$73,062	$96,574	$121,528	$174,027
Operating income margin	7.6%	9.4%	6.6%	9.0%
Restructuring and other related charges	14,490	8,834	32,158	12,587
Adjusted operating income	$87,552	$105,408	$153,686	$186,614
Adjusted operating income margin	9.1%	10.3%	8.4%	9.6%

	Three Months Ended		Six Months Ended
	July 1, 2016	June 26, 2015	July 1, 2016	June 26, 2015
Adjusted Net Income and Adjusted Net Income Per Share
Net income attributable to Colfax Corporation	$39,754	$53,127	$62,369	$105,183
Restructuring and other related charges	14,490	8,834	32,158	12,587
Debt extinguishment charges- Refinancing of credit agreement	—	4,731	—	4,731
Tax adjustment(1)	(3,970)	(3,643)	(7,368)	(14,905)
Adjusted net income	$50,274	$63,049	$87,159	$107,596
Adjusted net income margin	5.3%	6.1%	4.8%	5.6%
Weighted-average shares outstanding - diluted	123,036,457	125,261,738	123,143,437	125,181,467
Adjusted net income per share	$0.41	$0.50	$0.71	$0.86

Net income per share— diluted (in accordance with GAAP)	$0.32	$0.42	$0.51	$0.84
__________
(1) The effective tax rates used to calculate adjusted net income and adjusted net income per share are 30.9% and 30.1% for the three and six months ended July 1, 2016, respectively, and 28.3% and 28.8% for the three and six months ended June 26, 2015.

Colfax Corporation
Change in Sales, Orders and Backlog
Dollars in millions
(Unaudited)

	Net Sales		Orders
	$	%	$	%

For the three months ended June 26, 2015	$1,025.4		$502.3
Components of Change:
Existing Businesses	(57.2)	(5.6)%	(78.0)	(15.5)%
Acquisitions(1)	28.1	2.7%	38.4	7.6%
Foreign Currency Translation	(39.1)	(3.8)%	(17.0)	(3.4)%
Total	(68.2)	(6.7)%	(56.6)	(11.3)%
For the three months ended July 1, 2016	$957.2		$445.7

	Net Sales		Orders		Backlog at Period End
	$	%	$	%	$	%

As of and for the six months ended June 26, 2015	$1,936.4		$949.3		$1,364.4
Components of Change:
Existing Businesses	(59.7)	(3.1)%	(119.5)	(12.6)%	(230.7)	(16.9)%
Acquisitions(1)	50.3	2.6%	61.8	6.5%	54.4	4.0%
Foreign Currency Translation	(92.9)	(4.8)%	(38.3)	(4.0)%	(119.2)	(8.8)%
Total	(102.3)	(5.3)%	(96.0)	(10.1)%	(295.5)	(21.7)%
As of and for the six months ended July 1, 2016	$1,834.1		$853.3		$1,068.9
__________
(1) Represents the incremental sales, orders and order backlog as a result of our acquisitions of RootsTM blowers and compressors and Simsmart Technologies.